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                                                                   Exhibit 23(a)




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Nonemployee Directors Stock Option Plan of The Lamson & Sessions Co. of our report dated January 20, 1995, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP



Cleveland, Ohio
August 31, 1995







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